                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                               Commission Only (as permitted by




                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12



                                WavePhore Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] $125 per Exchange Act Rules 0-11(c)(1)(iii), or 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    -------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------
    (5) Total fee paid:

    -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    -------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------
    (3) Filing Party:

    -------------------------------------------------------------------------
    (4) Date Filed:

    -------------------------------------------------------------------------

                                 March 23, 1998



Dear Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of WavePhore, Inc. on Monday, April 20, 1998 at 2:00 p.m., Mountain Standard Time, at the DoubleTree La Posada Hotel, 4949 E. Lincoln Drive, Scottsdale, Arizona.

         The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report to Shareholders for the year ended December 31, 1997 also is enclosed.

         Please promptly vote, date, sign and return your proxy for the meeting even though you plan to attend. You may vote in person at that time if you so desire.

                                   Sincerely,

                                   David E. Deeds
                                   Chairman, Chief Executive Officer
                                   and President

                                 WAVEPHORE, INC.
                         3311 N. 44TH STREET, SUITE #100
                             PHOENIX, ARIZONA 85018
                                 (602) 952-5500

            --------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            ---------------------------------------------------------


         The Annual Meeting of Shareholders of WavePhore, Inc. will be held on Monday, April 20, 1998 at 2:00 p.m., Mountain Standard Time, at the DoubleTree La Posada Hotel, 4949 E. Lincoln Drive, Scottsdale, Arizona, to take action on the following matters:

         1. To elect six Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

         2. To approve the issuance and sale of Series C Convertible Preferred Shares and the reservation for issuance and the issuance of Common Shares upon conversion of the Series C Convertible Preferred Shares and otherwise in accordance with the terms thereof.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof. As of the date of this notice, the Company knows of no other business to be brought before the meeting.

The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the meeting.


                                BY ORDER OF THE BOARD OF DIRECTORS

                                Douglas J. Reich
                                Secretary




Dated:  March 23, 1998

                                 WAVEPHORE, INC.
                         3311 N. 44TH STREET, SUITE #100
                             PHOENIX, ARIZONA 85018
                                 (602) 952-5500

            --------------------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 1998

            ---------------------------------------------------------


INTRODUCTION


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WavePhore, Inc., an Indiana corporation (the "Company"), of proxies for the Annual Meeting of Shareholders to be held on Monday, April 20, 1998 at 2:00 p.m., Mountain Standard Time, at the DoubleTree La Posada Hotel, 4949 E. Lincoln Drive, Scottsdale, Arizona, and at any adjournment thereof. These Proxy Materials are being mailed to Shareholders commencing approximately March 30, 1998.


         Sending in a signed proxy will not affect a Shareholder's right to attend the meeting and vote in person. Any Shareholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the meeting and voting in person. All properly executed proxies not revoked will be voted at the meeting in accordance with instructions contained therein.

         A proxy which is signed and returned by a Shareholder of record without specification marked in the instruction boxes will be voted, as to proposals specified in the proxy, in accordance with recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the respective proxies.

         In connection with proxy soliciting material mailed to Shareholders, employees of the Company may communicate with Shareholders personally or by telephone, facsimile, telegraph or mail to solicit their proxies. The Company will pay all expenses related to such solicitations of proxies. The Company will request that brokers, custodians, nominees and fiduciaries forward proxy materials to the beneficial holders, and solicit proxies from them, where appropriate. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.


         Shareholders of record at the close of business on March 20, 1998 are eligible to vote at the meeting. As of the close of business on March 20, 1998, the Company had outstanding 18,454,883 Common Shares. Each such Common Share will be entitled to one vote. Additional shares held in the Company's treasury at March 20, 1998, totaling 354,500 Common Shares, will not be voted.


         A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting of Shareholders. Shares that are present in person or represented by proxy but abstain from voting are counted for purposes of establishing a quorum, as are shares where a broker holding stock in street name votes the shares on some matters but not others.

         With respect to the two matters expected to come before the Shareholders at the Annual Meeting, assuming a quorum is present, (i) Directors shall be elected by a plurality of the votes cast by the shares present at the meeting, in person or represented by proxy, and entitled to vote thereon, and
(ii) the other matter shall be approved if a majority of the total votes cast on the matter, in person or by proxy, favor the action. If any other matter is properly brought before the meeting, which is not expected to occur, it shall be approved if the votes cast favoring the action exceed the votes cast opposing the action. With respect to the election of Directors, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee, or shares present by proxy where a Shareholder properly withholds authority to vote for such nominee, or broker non-votes, will not be counted towards such nominee's achievement of a plurality. With respect to the other matter to be voted upon, if a Shareholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the meeting for such matter but, since they are not voted for the matter, they are not counted in respect of such matter. With respect to broker non-votes on any such matter, the shares are not considered present at the meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                              ELECTION OF DIRECTORS

         Pursuant to the Company's Bylaws, the Board of Directors by resolution has fixed the number of Directors of the Company at six members. Members of the Company's Board of Directors hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

         The Board of Directors has nominated David E. Deeds, R. Glenn Williamson, Kenneth D. Swenson, C. Roland Haden, Glenn Scolnik and J. Robert Collins for election as Directors at the 1998 Annual Meeting of Shareholders. All of such persons currently are Directors of the Company.

         THE BOARD OF DIRECTORS, WITH EACH RESPECTIVE DIRECTOR ABSTAINING AS TO HIS NOMINATION, UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

         Except where otherwise instructed, proxies will be voted for election of all the nominees for Director. Should any nominee for Director be unwilling or unable to serve as a Director, which is not anticipated, it is intended that the persons acting under the proxy will have discretionary authority to vote for the election of another person in such nominee's stead in accordance with their judgment.

         With respect to Directors who are Officers of WavePhore, Inc., the following information concerning positions with WavePhore, Inc. does not include positions as Officers or Directors of subsidiaries of WavePhore, Inc. which are part of the responsibilities of such persons and for which such persons receive no separate compensation.

         The following information as to principal occupations during the last five years, and other Directorships in companies with a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended, or registered as an investment company under the Investment Company Act of 1940, as amended, is based upon information furnished by each person and is correct to the best knowledge of the Company.

                             NOMINEES FOR DIRECTORS

                                                                          POSITIONS WITH THE COMPANY
                                                                           AND PRINCIPAL OCCUPATIONS
   NAME                               AGE     DIRECTOR SINCE              DURING THE LAST FIVE YEARS
   ----                               ---     --------------              --------------------------
David E. Deeds                        56          1990                Chairman, Chief Executive Officer and President of
                                                                      the Company since 2/90.

R. Glenn Williamson                   41          1993                Executive Vice President and Chief Operating Officer
                                                                      of the Company since 4/95, and  its Secretary from
                                                                      3/93 to 7/96, and Treasurer from 3/93 to 4/95;
                                                                      Consultant to the Company from 3/92 to 3/93;
                                                                      Chairman and Chief Executive Officer of Interactive
                                                                      Media Technologies, Inc. (multimedia hardware and
                                                                      software), Scottsdale, Arizona, from 1988 to 1992.

Kenneth D. Swenson                    48          1996                Executive Vice President of the Company since 12/96;
                                                                      Chief Financial Officer and Treasurer of the Company
                                                                      since 4/95.  Mr. Swenson, a CPA, was a partner with
                                                                      Ernst & Young LLP, an international accounting firm,
                                                                      from 1983 to 1995.

C. Roland Haden, Ph.D                 57          1990                Vice Chancellor and Dean of Engineering of Texas A&M
                                                                      University since 1993; Vice Chancellor and Provost
                                                                      of Louisiana State University from 1991 to 1993;
                                                                      Dean of Engineering of Arizona State University from
                                                                      1978 to 1991, and Vice President from 1987 to 1989;
                                                                      Director of Inter-Tel, Inc. (tele-communications
                                                                      products); former Director of E-Systems, Inc., a
                                                                      Raytheon Company (defense electronics) and of Square
                                                                      D Co. (electrical products).

Glenn Scolnik                         46         1995                 President of Hammond, Kennedy, Whitney & Company,
                                                                      Inc. (private capital firm), New York City, Chicago
                                                                      and Indianapolis, since January, 1998; Managing
                                                                      Director since 1993; practicing attorney, Sommer &
                                                                      Barnard, P.C., Indianapolis, Indiana, 1978-1993;
                                                                      Director, Control Devices, Inc. (automotive parts
                                                                      manufacturer).

J. Robert Collins, Ph.D               56         1995                 E-Systems, Inc., a Raytheon Company (defense
                                                                      systems), Dallas, Texas: Corporate

                                                                      Vice President, Strategic Planning and Development,
                                                                      since 1993; Vice President, Business Development,
                                                                      1991-1993; Product Line Vice President, 1985-1991;
                                                                      Program Director, Program Manager and System Engineer,
                                                                      1978-1985. Director of Space Imaging, Inc.
                                                                      (satellite imaging).


                      COMMITTEES OF THE BOARD AND MEETINGS

         The Audit Committee of the Board of Directors recommends the engagement or discharge of the Company's independent auditors, reviews year-end financial statements prior to issuance, reviews the audit and non-audit services performed by the independent auditors, and makes appropriate reports and recommendations to the Board of Directors. During the last fiscal year, the Audit Committee consisted of Messrs. Haden and Collins. The Audit Committee held one meeting during 1997.

         The Compensation/Incentive Plan Committee of the Board of Directors reviews matters relating to compensation of the Executive Officers of the Company and makes recommendations thereon to the Board of Directors. In addition, the Compensation/ Incentive Plan Committee determines Incentive Plan Awards for employees, including executives, of the Company. During the last fiscal, the Compensation Committee consisted of Messrs. Scolnik and Haden. The Compensation/Incentive Plan Committee acted by consent on 24 occasions during 1997.

         The Company's Board of Directors has no nominating committee. Nominations for Directors of the Company are considered by the entire Board of Directors.

         The Board of Directors held six formal meetings during 1997 and acted by consent on four occasions. No Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board on which he served.

        PROPOSAL TO APPROVE THE ISSUANCE AND SALE OF SERIES C CONVERTIBLE
       PREFERRED SHARES AND THE RESERVATION FOR ISSUANCE AND ISSUANCE OF
      COMMON SHARES UPON CONVERSION OF THE SERIES C CONVERTIBLE PREFERRED
           SHARES AND OTHERWISE IN ACCORDANCE WITH THE TERMS THEREOF

         The rules of the Nasdaq Stock Market applicable to the Nasdaq National Market, on which the Company's Common Shares are traded, require that the Company obtain shareholder approval prior to the issuance of Common Shares, or securities convertible into or exercisable for Common Shares in connection with a private placement if the issuance by the Company of such Common Shares will be equal to 20% or more of the Common Shares (or voting power) outstanding before such issuance, for less than the greater of book or market value of such Common Shares.


         Because the applicable conversion price of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Shares"), and thus the number of Common Shares that may be issued upon conversion thereof, are dependent upon presently unknown future market prices for the Company's Common Shares, the number of such Common Shares to be issued upon conversion is not presently determinable. Based on the Fixed Conversion Price of $8.80 per share, the Company would be obligated to issue approximately 2,636,364 Common Shares if all 23,200 Series C Preferred Shares outstanding on March 20, 1998 were converted as of such date. The amount of Common Shares which could be issued in the future in connection with the conversion of the Series C Preferred Shares, as a dividend, payment of a redemption price or otherwise pursuant to the provisions thereof, could, under certain circumstances, equal or exceed 20% of the number of Common Shares (or voting power) outstanding prior to the issuance of the Series C Preferred Shares in the private placement.

         The Securities Purchase Agreement between the Company and each of the purchasers of the Series C Preferred Shares in the private placement provides that at its next meeting of shareholders the Company shall seek shareholder approval of the issuance and sale of the Series C Preferred Shares and the reservation for issuance and issuance of the Common Shares upon conversion of the Series C Preferred Shares in accordance with the terms of the Articles of Amendment to the Company's Articles of Incorporation (the "Articles of Amendment") by which the Series C Preferred Shares were designated. Therefore, in order to comply with the provisions of the Securities Purchase Agreement and the above-referenced Nasdaq rules, the Company is requesting that the holders of its Common Shares approve this Proposal. No further authorization or vote of the holders of the Company's Common Shares will be sought or required with respect to the issuance of Common Shares in connection with this transaction. The issuance of such Common Shares may be dilutive of the interests of the holders of the currently outstanding Common Shares. Holders of the Company's Common Shares have no pre-emptive rights with respect to the issuance and sale of any securities of the Company. The failure by the holders of the Company's Common Shares to approve the transactions contemplated by the Securities Purchase Agreement relating to the reservation for issuance and issuance of the Common Shares upon conversion of the Series C Preferred Shares would constitute a Mandatory Redemption Event under the terms of the Series C Preferred Shares. If a Mandatory Redemption Event occurs, each holder of Series C Preferred Shares would have the right to require the Company to redeem those shares for cash equal to the stated value of the Series C Preferred Shares ($1,000 per share) being redeemed multiplied by 120%, unless the Mandatory Redemption Event relates to the Company's failure to deliver Common Shares in certain circumstances, in which case the Mandatory Redemption Price will be equal to (a) the Stated Value of the shares being redeemed, plus (b) the Stated Value of such shares multiplied by 1.125% for each month elapsed between the date the Series C Preferred Shares were purchased from the Company and the Mandatory Redemption Date. If a Mandatory Redemption Event occurs, there can be no assurance that the Company will have the necessary funds to effect such redemption or that the satisfaction of such redemption will not materially adversely affect the financial condition of the Company.

       Holders of the Series C Preferred Shares are entitled to receive cumulative dividends at the rate of 6% per annum, payable quarterly in cash or Common Shares, at the option of the Company, when and as declared by the Company's Board of Directors in preference and priority to any payment of any dividend on Common Shares. In the event of any liquidation, dissolution or winding up of the Company, holders of the Series C Preferred Shares are entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of Common Shares, the amount of $1,000 per share, plus any accrued but unpaid dividends (the "Series C Liquidation Preference"). The Series C Preferred Shares may be redeemed, subject to certain restrictions, at any time beginning on the first anniversary after the date of issuance, at a redemption price equal to 115% of the Stated Value of the Series C Preferred Shares being liquidated. Such redemption price may be paid in cash or Common Shares. The Stated Value of the Series C Preferred Shares is $1,000 per share. However, the Company may not exercise its right of redemption unless the closing sale price of the Common Shares exceeds 150% of the Fixed Conversion Price for any consecutive ten trading days. Holders of the Series C Preferred Shares may convert Series C Preferred Shares into Common Shares, subject to certain limitations and procedures described in the Articles of Amendment. The number of Common Shares that may be acquired upon conversion will equal the Stated Value of the Series C Preferred Shares being converted divided by the applicable Conversion Price. From the date of issuance through January 23,

1998 (the "Fixed Conversion Price Period"), the conversion price was $8.80, which is equal to 115% of the average of the closing sale prices of the Company's Common Shares as reported on Nasdaq on the five trading days immediately prior to but not including the date of issuance (the "Fixed Conversion Price"). Following the Fixed Conversion Price Period, the conversion price is the lesser of: (i) the Fixed Conversion Price, or (ii) a "floating" conversion price equal to the average of the third to seventh lowest closing sale prices for the Company's Common Shares during the 30 trading days immediately prior to but not including the conversion date. On the fifth anniversary of the date of issuance, or July 24, 2002, all Series C Preferred Shares then outstanding will be automatically converted into the number of Common Shares equal to the Stated Value of the Series C Preferred Shares being converted divided by the applicable Conversion Price. In the event of certain Mandatory Redemption Events, which events the Company believes are within its control, each holder of Series C Preferred Shares will have the right to require the Company to redeem those shares for cash at the Mandatory Redemption Price, which will be equal to the Liquidation Preference of the Series C Preferred Shares being redeemed multiplied by 120%, unless the Mandatory Redemption Event relates to the Company's failure to deliver Common Shares in certain circumstances, in which case the Mandatory Redemption Price will be equal to (a) the Stated Value of the Shares being redeemed, plus (b) the Stated Value of such Shares multiplied by 1.125% for each month elapsed between the date of issuance and the Mandatory Redemption Date. Mandatory Redemption Events include, but are not limited to, the failure of the Company to timely deliver Common Shares as required under the terms of the Series C Preferred Shares or Warrants; the Company's failure to satisfy registration requirements applicable to such securities; the failure by the Company's shareholders to approve the transactions contemplated by the agreement relating to the issuance of the Series C Preferred Shares, including the issuance and sale of the Series C Preferred Shares and the reservation for issuance and the issuance of the Common Shares upon conversion of the Series C Preferred Shares, and the failure by the Company, within 20 days following the meeting at which the shareholders failed to approve such transactions to cause the Common Shares to be listed or quoted on a national securities exchange or quotation system that does not require stockholder approval of such transactions; the failure by the Company to maintain the listing of its Common Shares on Nasdaq or another national securities exchange; and certain transactions involving the sale of assets or business combinations involving the Company.

         The Company is utilizing the net proceeds of approximately $22,725,000 from the private placement of the Series C Preferred Shares for general corporate purposes, including working capital, and has paid $9,000,000 to Paracel Online Services, Inc. in connection with the purchase of certain assets thereof.

         The Company has filed with the Securities and Exchange Commission a Registration Statement covering the resale by the holders of the Series C Preferred Shares of the Common Shares which may be issued on conversion of the Series C Preferred Shares, as a dividend, payment of a redemption price or otherwise pursuant to the provisions thereof regarding determination of the applicable conversion price, including adjustments to the conversion price to prevent dilution resulting from stock splits, stock dividends or similar transactions, or by reason of reductions in the conversion price in accordance with the terms thereof (including, but not limited to, the terms which cause the variable conversion price thereof to decrease to the extent the market price of the Company's Common Shares declines). Such Registration Statement was declared effective by the Securities and Exchange Commission on September 26, 1997.

         The Company's Articles of Incorporation contain certain provisions that could have the effect of delaying, deferring or preventing a change in control of the Company. In addition, certain provisions of the Indiana Business Corporation Law restrict business combinations with any "interested shareholder" as defined in such law. These provisions may discourage, delay, or prevent certain types of transactions involving actual or potential change in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their Common Shares over then-current market prices, and may limit the ability of the Company's shareholders to approve transactions which they may deem to be in their best interests. These provisions may have the effect of delaying or preventing a change in control of the Company without action by the shareholders, and therefore could adversely affect the price of the Company's Common Shares.

         The Company's Board of Directors has the authority to issue a total of up to 10,000,000 shares of preferred stock and to fix the rates, preferences, privileges, and restrictions, including voting rights, of such preferred stock, without any further vote or action by the shareholders. The rights of the holders of the Common Shares will be subject to, and may be adversely affected by, the rights of the holders of the preferred stock that have been issued, or might be issued in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring, or preventing a change in control of the Company. Furthermore, holders of such preferred stock may have other rights, including economic rights senior to the Common Shares, and, as a result, the existence and issuance thereof could have a material adverse affect on the market value of the Common Shares. The Company has in the past issued, and may from time to time in the future issue, preferred stock for financing or other purposes with rights, preferences, or privileges senior to the Common Shares.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                               EXECUTIVE OFFICERS

         The Executive Officers of the Company, their ages, positions with the Company, and business experience, are as follows:

         Name                       Age                       Position
         ----                       ---                       --------
David E. Deeds                      56               Chairman of the Board, Chief
                                                     Executive Officer and President

R. Glenn Williamson                 41               Executive Vice President and Chief
                                                     Operating Officer

Kenneth D. Swenson                  48               Executive Vice President, Chief
                                                     Financial Officer and
                                                     Treasurer

Douglas J. Reich                    54               Senior Vice President, General Counsel
                                                     and Secretary


         David E. Deeds has been Chairman of the Board, Chief Executive Officer and President of the Company since February, 1990. He is also Chairman of the Board of Directors and Chief Executive

Officer of WavePhore Networks, Inc., WavePhore Newscast, Inc., WavePhore WaveTop, Inc. and WavePhore Canada, Inc. Mr. Deeds was co-founder of Conseco, Inc. ("Conseco"), a New York Stock Exchange listed financial services holding company, and was President, co-Chief Executive Officer and a Director of Conseco from 1979 until retiring in 1988. Mr. Deeds has over 28 years of executive level experience, primarily in financial and operational aspects of companies.

          R. Glenn Williamson has been Executive Vice President and Chief Operating Officer of the Company since April, 1995, and a Director of the Company since March, 1993. He is also a director of WavePhore Networks, Inc., WavePhore Newscast, Inc. and WavePhore WaveTop, Inc., and President of WavePhore Canada, Inc.. He was Secretary of the Company from March, 1993 to July, 1996, and its Treasurer from March, 1993 to April, 1995. He was a consultant to the Company from March, 1992 to March, 1993. From 1988 to 1992, Mr. Williamson was Chairman and Chief Executive Officer of Interactive Media Technologies, Inc. ("IMT"), a multimedia hardware company. From 1987 to 1988 and from 1990 to 1991, Mr. Williamson was also President of IMT.

          Kenneth D. Swenson has been Executive Vice President and Director of the Company since December, 1996 and its Chief Financial Officer and Treasurer since April, 1995. He is also Treasurer of WavePhore Networks, Inc., WavePhore Newscast, Inc., WavePhore WaveTop, Inc. and WavePhore Canada, Inc.. Mr. Swenson, a CPA, was a partner with Ernst & Young LLP, an international professional services firm, from 1983 to 1995, with responsibilities including coordination of audit, tax and business consulting services. Mr. Swenson received a B.B.A. degree in accounting from the University of Notre Dame.

          Douglas J. Reich has been Senior Vice President of the Company since December, 1996, and its General Counsel and Secretary since July, 1996. He is also Secretary of WavePhore Networks, Inc., WavePhore Newscast, Inc., WavePhore WaveTop, Inc. and WavePhore Canada, Inc.. Mr. Reich, an attorney, was a Shareholder in the law firm of Krys Boyle Golz Reich Freedman and Scott, P.C. from 1986 to June, 1996. Mr. Reich received a B.S. degree in Economics and a Juris Doctor degree from the University of Wisconsin - Madison.

         All executive officers serve at the discretion of the Board of Directors.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent Shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the last fiscal year, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were complied with, except that Bruce B. Cross, David E. Deeds, Patrick Gilbert, Douglas J. Reich, Kenneth D. Swenson, and R. Glenn Williamson each filed one Form 4 late, regarding the grant of an employee stock option in December, 1996.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and all other Executive Officers who received total annual salary and bonus in excess of $100,000 in 1997 (collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE(1)

                                                                                              Long - Term
                                                                                             Compensation
                                                                                             ------------
                                                           Annual Compensation                 Awards
                                               ------------------------------------------     --------
              Name and                                                        Other           Securities               All
             Principal                                                        Annual          Underlying              Other
              Position                 Year       Salary        Bonus      Compensation      Options/SARs(2)     Compensation(3)
------------------------------------------------------------   --------------------------   -----------------   -----------------
David E. Deeds
  Chief Executive Officer              1997      $ 290,000         $0       $7,180(4)                 0              $1,534
                                       1996              0          0        7,832(4)           200,000                   0
                                       1995              0          0        3,913(4)                 0                   0

R. Glenn Williamson
  Executive Vice President and         1997      $ 220,000         $0       $    0              200,000 (8)          $1,483
  Chief Operating Officer              1996        150,000          0            0              100,000                   0
                                       1995        102,000          0            0              100,000                   0

Kenneth D. Swenson
  Executive Vice President, Chief      1997      $ 200,000         $0       $    0               75,000 (9)          $2,212
  Financial Officer and Treasurer      1996        125,000          0            0              125,000                   0
                                       1995         75,000(5)       0            0              100,000                   0
Bruce B. Cross(6)
   Former Executive Vice               1997      $ 175,000         $0       $    0              162,500(10)          $2,317
   President                           1996         92,000          0            0              100,000                   0
                                       1995         92,000          0            0               37,500                   0
Douglas J. Reich
  Senior Vice President, General       1997      $ 150,000         $0       $    0              122,000(11)           $2,087
  Counsel and Secretary                1996         67,500(7)       0            0              150,000                   0
                                       1995              0          0            0                    0                   0



(1) Pursuant to the Rules of the Securities and Exchange Commission, certain columns otherwise required by the table have been omitted where no compensation has been awarded to, earned by, or paid to any of the Named Executive Officers required to be reported in that column in any fiscal year covered by the table.

(2) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights, granted each year.

(3) Amounts shown represent the Company's contribution to the Amended WavePhore, Inc. Profit Sharing Plan and Trust ("401(k) Plan").

(4) This amount represents lease fees paid by the Company for a car used by Mr. Deeds for business purposes.

(5) Mr. Swenson became an employee of the Company on April 3, 1995. His annual compensation for 1995 was $100,000.

(6) Mr. Cross was an Executive Vice President of the Company until September 3, 1997 when he became President of WavePhore WaveTop, Inc.

(7) Mr. Reich became an employee of the Company on July 1, 1996. His annual compensation for 1996 was $135,000.

(8)      Includes 100,000 shares underlying a repriced 1995 option grant.

(9)      Includes 25,000 shares underlying a repriced 1995 option grant.

(10)     Includes 37,500 shares underlying a repriced 1995 option grant.

(11) Includes 12,000 shares underlying a repriced 1995 option grant and 100,000 shares underlying a repriced 1996 option grant.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------

                              Number of             Percentage of
                              Securities          Total Options/SARs
                              Underlying              Granted to         Exercise
                             Options/SARs            Employees in          Price           Expiration            Grant Date
          Name                 Granted(1)             Fiscal 1997        (per share)           Date             Present Value(2)
------------------------------------------------------------------------------------------------------------------------------
David E. Deeds                            0                0                 -                 -                      -

R. Glenn Williamson                 100,000(3)           3.9%             $7.320         March 5, 2003             $343,000
                                    100,000(4)           3.9%             $7.125         April 24, 2000            $334,000
Kenneth D. Swenson                   50,000(3)           1.9%             $7.320         March 5, 2003             $171,500
                                     25,000(4)           1.0%             $7.125        January 23, 2001           $ 83,500
Bruce B. Cross                      125,000(3)           4.8%             $7.320         March 5, 2003             $428,750
                                     37,500(4)           1.5%             $7.125         April 24, 2000            $125,250
Douglas J. Reich                     10,000(3)           0.4%             $7.320         March 5, 2003             $ 34,300
                                    100,000(4)           3.9%             $7.125         April 22, 2001            $334,000
                                     12,000(4)           0.5%             $7.125         April 24, 2000            $ 40,080
-----------------------------------------------


(1) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights ("SARs"), granted in 1997. Payment must be made in full upon exercise in cash or, with the consent of the Compensation/Incentive Plan Committee, in Common Shares of the Company. With the consent of the Compensation/Incentive Plan Committee, the option holder may elect to have Common Shares issuable upon exercise of options withheld by the Company to pay withholding taxes due.


(2) Grant date present value is based on the Black-Scholes option valuation model. The estimated values under the model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates. The estimated values use the following significant assumptions: volatility was .67; dividend yield equals 0%; risk-free interest rates (yield to maturity of 5 year treasury note at grant date) range from 6.1 to 6.2. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using the Black-Scholes model.

(3)      This option is presently exercisable.

(4) This presently exercisable option was granted in a prior year and repriced in 1997.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

                                                                   Number of Securities
                                                                   Underlying Unexercised            Value of Unexercised
                                                                      Options/SARs at              In-the-Money Options/SARs
                          Shares Acquired         Value               Fiscal Year End(1)                at Fiscal Year End
          Name              on Exercise         Realized        Exercisable     Unexercisable      Exercisable     Unexercisable
-----------------------  -----------------      ---------       -----------     -------------      -----------     -------------
David E. Deeds                   0                  0             200,000                 0          $500,000               0

R. Glenn Williamson              0                  0             200,000           100,000          $475,000         $205,500

Kenneth D. Swenson               0                  0             225,000            50,000          $531,250         $102,750

Bruce B. Cross                   0                  0             137,500           125,000          $334,375         $256,875

Douglas J. Reich                 0                  0             162,000            10,000          $377,000          $20,550



(1)      No SARs were outstanding at December 31, 1997.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                        Number of           Market                                                Length of
                                        Securities          Price            Exercise                              Original
                                        Underlying       of Stock at          Price at                            Option Term
                                         Options/         Time of             Time of                           Remaining at
                                           SARs           Repricing          Repricing            New              Date of
                                        Repriced or          or                 or              Exercise         Repricing or
      Name                    Date       Amended          Amendment          Amendment            Price            Amendment
------------------           -------   -------------------------------     --------------     -------------     ---------------
R. Glenn Williamson          8/8/97       100,000           $7.125            $ 7.50             $7.125            4/24/00
(Exec. VP & COO)

Kenneth D. Swenson           8/8/97        25,000           $7.125            $14.25             $7.125            1/23/01
(Exec. VP, CFO & Treas.)

Bruce B. Cross               8/8/97        37,500           $7.125            $ 7.50             $7.125            4/24/00
(Former Exec. VP)

Douglas J. Reich
(Sr. VP, Gen. Counsel &      8/8/97        12,000           $7.125            $ 7.50             $7.125            4/24/00
Secretary)
                             8/8/97       100,000           $7.125            $11.875            $7.125            4/22/01

Patrick Gilbert              8/8/97        25,000           $7.125            $14.25             $7.125            1/23/01
(Former VP)

Sanford I. Goldman           8/8/97       100,000           $7.125            $ 7.50             $7.125            11/11/99
(Former VP)

          REPORT OF THE BOARD OF DIRECTORS ON OPTION REPRICING

On August 8, 1997, the Board of Directors, upon the recommendation of the Incentive Plan/Compensation Committee (the "Committee"), approved the repricing of all outstanding options to purchase the Company's Common Shares held by employees, including executive officers, with an exercise price in excess of $7.125 per share, which was the closing price of the Common Shares on the Nasdaq National Market on the prior business day. The Committee determined that the imbalance between the existing exercise prices of outstanding employee stock options and the lower market price of the Common Shares that prevailed on August 7, 1997 was not an appropriate incentive for employees holding such options to achieve the Company's long-term goals. In making this determination, the Committee considered, among other things, the fact that the employees, including executive officers, participating in the employee stock option plans would be required to make significant out-of the-money investments in order to exercise the outstanding employee stock options at the then applicable exercise prices. The Committee considered the adverse effect that such high exercise prices, and the resulting required investments to exercise such employee stock options, might have on the willingness of employees, including executive officers, to remain with the Company. The repriced employee stock options have exercise prices of $7.125 per share, the fair market value as of the date of the repricing. Except for the new exercise prices, the terms of the repriced employee stock options remain the same.

Also on August 8, 1997, the Board of Directors approved the cancellation upon surrender of each outstanding stock option previously granted to the Company's non-employee Directors (Messrs. Haden, Scolnik and Collins) pursuant to the Non-Employee Director Stock Plan, and the granting of new options to such Directors under the 1997 Incentive Plan to purchase an equal amount of Common Shares at the exercise price of $7.125 per share, the fair market value of the Common Shares on such date. The new stock options granted to the Non-Employee Directors expire five years after the date of grant.


                            David E. Deeds, Chairman
                          R. Glenn Williamson, Director
                          Kenneth D. Swenson, Director
                            C. Roland Haden, Director
                             Glenn Scolnik, Director
                           J. Robert Collins, Director

         COMPENSATION OF DIRECTORS.

         The Company pays each non-employee director an annual retainer of $10,000, plus $1,000 per Board meeting and $750 per Board Committee meeting held on a date separate from a Board meeting. The Company also reimburses directors for their expenses incurred in attending board meetings. Pursuant to the 1995 Nonemployee Director Stock Plan, nonemployee directors of the Company are each granted an option immediately following each annual meeting of shareholders of the Company which option may be exercised to purchase 10,000 Common Shares of the Company, at a purchase price equal to 100% of the market price of such shares on the date of grant. Such stock options are exercisable for a five year period commencing six months after the date of grant. In accordance with the provisions of such Plan, on May 2, 1997 C. Roland Haden, Glenn Scolnik and J. Robert Collins each were granted an option to purchase 10,000 Common Shares of the Company exercisable at the price of $7.45 per share during the period commencing on November 2, 1997 and expiring on November 2, 2002. On August 8, 1997, Messrs. Haden, Scolnik and Collins each surrendered to the Corporation Non-Employee Director Stock Options to purchase a total of 30,000 Common Shares of the Company at exercise prices ranging from $7.45 to $15.48 per share, and were each issued new Non-Qualified Stock Options to purchase 30,000 Common Shares at the exercise price of $7.125 per share during the period commencing on August 8, 1997 and expiring on August 8, 2002. In addition, each such person was granted an additional option to purchase 20,000 Common Shares of the Company exercisable at the price of $7.125 per share during the period commencing on February 8, 1998 and expiring on February 8, 2003.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         Messrs. Haden and Scolnik are the members of the Compensation/Incentive Plan Committee of the Board of Directors of the Company. The Compensation/Incentive Plan Committee reviews matters relating to compensation of the executive officers of the Company and makes recommendations thereon to the Board of Directors. In addition, the Compensation/Incentive Plan Committee determines Incentive Plan awards for employees, including executives, of the Company.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         COMMITTEE RESPONSIBILITIES

         The Compensation Committee of the Board of Directors (the "Committee") is comprised of two non-employee Directors. Committee responsibilities, with respect to the compensation of executive officers, including the Named Executive Officers, of the Company, include the review and recommendations relative to the following compensation elements:

         -   Base salary levels of the executive officers of the Company;

         -   The Company's performance-based compensation plan;

         -   The Company's stock-based compensation plan;

         -   All employment agreements and amendments thereof;

         -   All aspects of the Company's retirement plan; and

         -   The process and substance of all other aspects of compensation.

         OVERALL COMPENSATION PHILOSOPHY

         The Company's underlying compensation philosophy is to link key executive compensation to corporate performance and returns to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's Common Share price.

         The overall objectives of the Company's executive compensation strategy are:

         -   To attract and retain the best possible talent;

         - To provide long-term incentives to these executives to achieve the goals inherent in the Company's business strategy; and

         - To link executive and stockholder interests through equity-based plans.

         The basic elements of the Company's executive compensation packages are base salary and long-term incentive compensation. The Committee's policies with respect to each of these elements, including the basis for the compensation of Mr. David E. Deeds, the Company's Chief Executive Officer, and the Named Executive Officers, are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to each individual, including severance plans, insurance and other benefits. All actions of the Committee with respect to executive compensation for 1997 were subsequently unanimously approved by the Board of Directors.

         IRC SS. 162(m)

         The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility in structuring compensation arrangements. The Committee intends to make every effort to ensure that all compensation awarded to the Company's executives is fully deductible. The regulations implementing Section 162(m) have not required any changes in the Company's current executive compensation program in order to maintain the deductibility of executive compensation where the Company anticipates a deduction. However, pursuant to the recommendation of the Committee and the Board of Directors, in 1997 the Shareholders approved the adoption of an Executive Management Incentive Plan which provides for performance-based compensation of the Company's executives in accordance with the provisions of Section 162(m) of the Code.

         BASE SALARIES

         Individual salaries for specified executives are reviewed annually and adjustments are made based on the Committee's subjective judgment as to individual responsibilities and performance over time. In reviewing the individual performance of executives other than the Chief Executive Officer, the Committee takes into account the views of the Chief Executive Officer.

         With respect to the fiscal year ended December 31, 1997, the Committee reviewed the base salaries of its executive officers and, in light of its determination to begin to bring the Company's below competitive market salaries closer to market levels, recommended an average increase of 48% to the Named Executive Officers (excluding Mr. Deeds who did not receive a base salary in 1996), with an overall average increase of 33% to all executives as a group, excluding Mr Deeds. In the future, the Company's approach to base compensation will be to continue to bring salaries into a competitive position where appropriate. The effect of this strategy will be to control the fixed portion of compensation costs, while placing significant emphasis on the "at-risk" component, or long-term incentive compensation, as discussed below.

         LONG-TERM INCENTIVE COMPENSATION

         The Company maintains, for key executives of the Company, a stock-based compensation plan, which allows the Committee to award the individuals it selects non-qualified stock options. Awards under the Company's stock-based compensation plan directly link potential participant rewards to increases in shareholder value.

         The Company historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of the Company's Common Stock on the date of the grant and become exercisable from the date of grant or up to a two year period thereafter. This approach is designed to encourage the creation of shareholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that share price appreciation occurs.

         In May, 1997, the Shareholders approved the 1997 Incentive Plan. A total of 4,000,000 Common Shares are reserved for issuance under the 1997 Incentive Plan. The Compensation Committee has the discretion to determine the terms and conditions of options under the 1997 Incentive Plan. During 1997, the Compensation Committee made the following new grants to Named Executive
Officers:

    R. Glenn Williamson - 100,000 options exercisable at $7.32 Kenneth D. Swenson - 50,000 options exercisable at $7.32 Bruce B. Cross - 125,000 options exercisable at $7.32 Douglas J. Reich - 10,000 options exercisable at $7.32

The exercise price of such options was equal to the fair market value of the underlying Common Shares on the date of grant. The Committee considered the amount of options already held by such executive officers in determining the amount of the 1997 grants.

         CEO COMPENSATION

         From the date Mr. Deeds became Chief Executive Officer of the Company in 1990 through the end of

1996, he chose not to receive any compensation from the Company for his services. With the Company's transition from a research and development company to an operating company in 1996, the Committee determined that it was appropriate that Mr. Deeds receive a salary commencing on January 1, 1997, and that he participate in the Incentive Plan, consistent with the salaries and stock-based compensation of the other senior executives of the Company. Accordingly, Mr. Deeds received a salary of $290,000 for 1997, and on December 31, 1996 was granted an option to purchase 200,000 Common Shares, exercisable at $ 6.875 per share, the fair market value of the Common Shares on such date.

         CONCLUSION

         Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.



                             The Members of the
                             Compensation Committee

                             Glenn Scolnik
                             C. Roland Haden, Ph.D

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------------------
                                   10/21/94    12/30/94    12/29/95    12/31/96     12/31/97
--------------------------------------------------------------------------------------------
WavePhore, Inc.                      $100         $55        $176        $ 63         $ 85
Peer Group                            100          87         170          95           64
Nasdaq Composite (US)                 100          98         139         170          208
S&P High Tech Comp.                   100         103         148         207          265
--------------------------------------------------------------------------------------------

WavePhore, Inc. Peer Group includes Individual, Inc., Data Broadcasting Corp., and DeskTop Data, Inc.

         ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT.


         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares, as of March 20, 1998, of
(i) each person known by the Company to beneficially own 5% or more of the outstanding Common Shares, (ii) each current director and nominee for director of the Company, (iii) each Named Executive Officer of the Company and (iv) all current directors and executive officers as a group. Such information is based upon information furnished by each such person and is correct to the best knowledge of the Company. In certain cases, shares required under rules of the Securities and Exchange Commission to be shown as beneficially owned are shares as to which the indicated person holds only rights to acquire within 60 days through the exercise of stock options or otherwise. Unless otherwise stated, the indicated persons have sole voting and investment power with respect to the shares listed. Except as otherwise indicated below, the address for each of the listed shareholders is the principal office of the Company. The indicated percentages are based upon the number of Common Shares of the Company outstanding as of March 20, 1998, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date.

                                    NUMBER           PERCENT
    NAME                           OF SHARES          OWNED
    ----                           ---------          -----
David E. Deeds                   5,004,861(1)         26.4%
R. Glenn Williamson                572,500(2)          3.1%
Kenneth D. Swenson                 275,200(2)          1.5%
Bruce B. Cross                     357,000(4)          1.9%
Douglas J. Reich                   172,000(5)          0.9%
C. Roland Haden                    100,000(6)          0.5%
Glenn Scolnik                       75,000(6)          0.4%
J. Robert Collins                   50,000(6)          0.3%

All Officers and Directors
  as a group (8 persons)         6,606,561(7)         32.5%

-------------------------------------------------

(1) Includes 501,963 Common Shares issuable upon conversion of Series 1994 Cumulative Convertible Preferred Shares and options to purchase 200,000 Common Shares.

(2)        Includes options to purchase 300,000 Common Shares.

(3)        Includes options to purchase 275,000 Common Shares.

(4)        Includes options to purchase 262,500 Common Shares.

(5)        Includes options to purchase 172,000 Common Shares.

(6)        Includes options to purchase 50,000 Common Shares.

(7) Includes options to purchase a total of 1,359,500 Common Shares and 501,963 Common Shares issuable upon conversion of Series 1994 Cumulative Convertible Preferred Shares.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         David E. Deeds, the Company's Chairman, Chief Executive Officer and President, owns 501,963 shares of the Company's Series 1994 Cumulative Convertible Preferred Shares (the "Series 1994 Shares"). The Series 1994 Shares have a stated value of $11.00 per share and are convertible at any time into Common Shares equal to the aggregate value of the Series 1994 Shares divided by the conversion price, as defined, which was initially set at $11.00 per share and is subject to adjustment in certain circumstances. The Series 1994 Shares are non-voting and accrue cumulative dividends at the rate of 10% per annum, payable when, as and if declared by the Board of Directors of the Company. The Company's Board of Directors approved the declaration of a 10% per annum cash dividend upon the Series 1994 Shares, payable as of April 28, 1996 and 1997 and October 28, 1996 and 1997. Pursuant to such dividend declarations, the Company paid or accrued a total of $ 552,160 in dividends on Mr. Deeds' Series 1994 Shares during each of the fiscal years ended December 31, 1997 and 1996.

         During 1996, the Company loaned an aggregate of $103,000 to Patrick Gilbert, a former Vice President of the Company and currently Senior Vice President of WavePhore WaveTop, Inc., pursuant to promissory notes bearing interest at 10% per annum. The entire balance remains outstanding. The unpaid principal and accrued interest balance was $ 119,397 at December 31, 1997.

         During 1995 and 1996, the Company loaned an aggregate of $461,000 to R. Glenn Williamson, Executive Vice President, Chief Operating Officer and Director, pursuant to promissory notes bearing interest at 10% per annum. The entire balance remains outstanding. The unpaid principal and accrued interest balance was $ 537,564 at December 31, 1997.

         The Company believes it is in its best interests to assist the above named Officers in meeting certain short-term financial obligations by making such loans. The Company believes that the interest which the Company earned on such loans to its officers exceeded the interest which the Company could otherwise have earned on such funds.

         In January, 1995, the Company purchased all of the outstanding common stock of WavePhore Canada, Inc. (formerly BleuMont Telecom Inc.) for restricted Common Shares of the Company and cash. Pursuant to the terms of such acquisition, Jean-Etienne Gaudreau and Patrick Gilbert, each of whom was then appointed a Vice President of the Company, entered into employment agreements with the Company in which the Company agreed, among other things, to pay each such person a cash bonus equal to 1% of the Company's consolidated annual sales revenue, as defined, for each year. The total cumulative cash bonus payable to each such person could not exceed $800,000. On March 4, 1997, the Company and such persons amended their respective employment agreement, effective as of December 31, 1996, to delete the cash bonus provision in consideration of the granting to each such person of a stock option pursuant to the 1997 Incentive Plan to purchase 75,000 Common Shares of the Company exercisable at the purchase price of $6.875 per share during the period commencing on December 31, 1996 and expiring on December 31, 2001. The terms and conditions of the options granted to such persons, including the exercise price thereof, were determined as a result of negotiations with the Company. On December 31, 1996, the date of grant of such options, the closing price of the Company's Common Shares on the Nasdaq National Market was $6.875 per share. On October 8, 1997, Mr. Gaudreau exercised part of his option to purchase 33,000 Common Shares. The closing price of the Company's Common Shares on the Nasdaq National Market on October 8, 1997 was $11.875 per share.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP acted as the Company's independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 1997. The Company's Board of Directors has not yet appointed auditors to serve in such capacity for the current fiscal year ending December 31, 1998.

         A representative of Ernst & Young LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date hereof, the Company knows of no matter, other than those referred to herein, which will be presented at the Annual Meeting of Shareholders. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of Proxy will vote the proxies in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING


         Shareholder proposals intended to be presented at the Company's Annual Meeting of Shareholders in 1999 must be received by the Company's Secretary at WavePhore, Inc., 3311 N. 44th Street, Suite #100, Phoenix, Arizona 85018, no later than December 1, 1998.



March 23, 1998

P R O X Y

                                WAVEPHORE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David E. Deeds and R. Glenn Williamson Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the Common Shares of WavePhore, Inc. held of record by the undersigned on March 20, 1998, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 20, 1998, and at any adjournment thereof.

    1.  ELECTION OF DIRECTORS.

        FOR all nominees listed below (except as             WITHHOLD AUTHORITY to vote
        marked to the contrary below) [ ]                    for all nominees listed below [ ]

        DAVID E. DEEDS          R. GLENN WILLIAMSON        KENNETH D. SWENSON
        C. ROLAND HADEN         GLENN SCOLNIK              J. ROBERT COLLINS

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

               --------------------------------------------------


    2. PROPOSAL TO APPROVE THE ISSUANCE AND SALE OF SERIES C CONVERTIBLE PREFERRED SHARES AND THE RESERVATION FOR ISSUANCE AND ISSUANCE OF COMMON SHARES UPON CONVERSION OF THE SERIES C CONVERTIBLE PREFERRED SHARES AND OTHERWISE IN ACCORDANCE WITH THE TERMS THEREOF.

                [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

    3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND IN FAVOR OF THE PROPOSAL LISTED ABOVE.


DATED:___________________, 1998



SIGN HERE EXACTLY AS NAME APPEARS HEREON.


_________________________________________
Signature


_________________________________________
Signature (if held jointly)

NOTE: Signatures should be identical with the name(s) indicated hereon. Joint owners should each sign personally. Persons signing as attorney, executor, administrator, trustee or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.